Exhibit 5.1

SIMPSON THACHER & BARTLETT LLP

425 LEXINGTON AVENUE

NEW YORK, NY 10017-3954

(212) 455-2000

FACSIMILE (212) 455-2502

November 13, 2017

Acushnet Holdings Corp.

333 Bridge Street

Fairhaven, Massachusetts 02719

Ladies and Gentlemen:

We have acted as counsel to Acushnet Holdings Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 221461) (as amended, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the sale by the selling shareholder identified in the Registration Statement of up to 9,165,542 shares of Common Stock of the Company, par value $0.001 per share (the “Shares”) held by such selling shareholder as of the date hereof. The Shares will be sold and delivered as set forth in the Registration Statement, any amendment thereto and the prospectus contained therein (the “Prospectus”).

We have examined the Registration Statement and the Company’s Amended and Restated Certificate of Incorporation, which has been filed with the Commission as an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP